10f-3 REPORT

  			Greenwich Street Series Fund
			 Fundamental Value Portfolio

			July 1, 2002 through December 31, 2002


                    Trade                                               % of
Issuer              Date     Selling Dealer             Shares   Price  Issue(1)

El Paso Corp.       6/20/02  CS First Boston Corp.      231,000  $19.95 3.13%(A)

Hartford Financial  9/09/02  Banc of America Securities   8,700   47.25 4.19 (B)





(1)  Represents purchases by all affiliated funds; may not exceed
       25% of the principal amount of the offering.

 A - Includes purchsase of 1,179,600 shares by other Smith Barney Mutual Funds.

 B - Includes purchases of $ 12,152,700 by other Smith Barney Mutual Funds.



			Greenwich Street Series Fund
                    Diversified Strategic Income Portfolio

			July 1, 2002 through December 31, 2002


                         Trade                                         % of
Issuer                   Date     Selling Dealer   Amount    Price    Issue(1)

CP Ships Ltd., 144A	6/27/02   Morgan Stanley  $50,000    $97.722  3.00%(A)
 8.250% due 10/1/12



(1)  Represents purchases by all affiliated funds; may not exceed
       25% of the principal amount of the offering.

 A - Includes purchsase of $5,950,000 by other affiliated mutual funds.